Exhibit 5.01

August 15, 2011

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, California 94105

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File Number 333-______) (the “Registration Statement”) filed by Glu Mobile Inc., a Delaware corporation (the “Company”), on or about August 15, 2011, with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for resale by certain selling securityholders (the “Selling Stockholders”) specified in the Registration Statement and the prospectus associated therewith (the “Prospectus”), from time to time, of an aggregate of up to 1,000,000 shares of the Company’s common stock that were acquired by the Selling Securityholders pursuant to the Share Purchase Agreement described below (the “Securities”).

In rendering this opinion, we have reviewed the following.

1)	the Company’s Third Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 26, 2007;

2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on January 20, 2011;

3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

4)	the Prospectus prepared in connection with the Registration Statement;

5)	the unanimous written consent of the Board of Directors (the “Board”) dated August 1, 2011, approving the filing of the Registration Statement and other related matters that have been delivered to us by the Company for the purposes of rendering this opinion;

6)	a report from the Company’s transfer agent, dated August 15, 2011, verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of business on August 12, 2011, and a report from the Company, dated as of August 12, 2011, verifying the number of shares of the Company’s capital stock that are issued and outstanding and shares of the Company’s common stock that are subject to issued and outstanding options, warrants and any other rights to purchase the Company’s company stock;

7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations; and

8)	that certain Share Purchase Agreement, dated as of August 1, 2011, by and among the Company, Blammo Games Inc., a company duly incorporated under the laws of Ontario, Canada (“Blammo”), and the persons set forth on Schedules A-1 through A-5 thereto (the “Share Purchase Agreement”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the due authorization, execution and delivery of all documents (except for the due authorization of the Share Purchase Agreement by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof and the enforceability of each of the contracts listed above.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

If stock certificates were issued representing the Securities, we have assumed that the certificates representing the Securities have been properly signed by authorized officers of the Company or their agents. We assume that any Securities issued in physical form will not be issued, and will not be reissued by the Company in uncertificated form, until any previously issued stock certificate representing shares cancelled upon such issuance or reissuance have been surrendered to the Company in accordance with the Delaware General Corporation Law (“DGCL”) Section 158. If the Securities are issued in uncertificated form, we assume that the Company will properly register such Securities in the names of the holders of such Securities on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the currently existing federal laws of the United States of America, (b) the currently existing laws of the State of California, and (c) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto, as in effect on the date hereof.

The Company has informed us that the Selling Stockholders intend to sell, transfer or otherwise dispose of the Securities from time to time on a delayed or continuous basis. In connection with our opinion expressed below, we have assumed that (a) at or prior to the time of the delivery of any Securities in connection with the Registration Statement or the Prospectus, the Registration Statement will have been declared effective under the Securities Act, (b) that the registration will apply to such Securities and will not have been modified or rescinded, (c) that there will not have occurred any change in law affecting the validity or enforceability of the Securities, and (d) that the issuance and delivery of such Securities and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are basing this opinion on our understanding that, prior to the sale, transfer or other disposition of any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon the foregoing, subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that the Securities to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP

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